Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement No. 333-59397 on Form S-3 and the Registration Statement No. 333-56591 on Form S-8 of Williams Controls, Inc. and subsidiaries of our reports dated December 18, 1997, which appear in this annual report on Form 10-K for the year ended September 30, 1998.



/s/ Horwath Gelfond Hochstadt Pangburn & Co.
--------------------------------------------

HORWATH GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
December 22, 1998